EXHIBIT 99.1

                        RENEWAL RIGHTS PURCHASE AGREEMENT

                                  ("AGREEMENT")

                                 by and between

                           XL REINSURANCE AMERICA Inc.

                                 (the "Seller")

                                       AND

                  ENDURANCE REINSURANCE CORPORATION OF AMERICA

                                (the "Purchaser")

                           Dated as of October 1, 2004

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                                TABLE OF CONTENTS

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ARTICLE I SALE AND PURCHASE OF RENEWAL RIGHTS...............................................1
   Section 1.1       Sale and Purchase of Renewal Rights of Designated Contracts............1
   Section 1.2       Sale and Purchase of Renewal Rights of Transferred Contracts...........1
   Section 1.3       Sale and Purchase of Renewal Rights of Shared Contracts................2
   Section 1.4       Definitions............................................................2
   Section 1.5       Excluded Contracts.....................................................3

ARTICLE II PAYMENT OBLIGATIONS..............................................................3
   Section 2.1       Consideration..........................................................3

ARTICLE III FRONTING........................................................................4
   Section 3.1       U.S. Treasury Listing..................................................4

ARTICLE IV PERSONNEL........................................................................5
   Section 4.1       Employees..............................................................5

ARTICLE V PROFIT COMMISSION.................................................................6
   Section 5.1       Profit Commission......................................................6
   Section 5.2       Profit Commission Adjustments..........................................7
   Section 5.3       Profit Commission Cap..................................................7
   Section 5.4       Profit Commission Disputes.............................................7
   Section 5.5       Appointment of Third Party Accountant..................................7

ARTICLE VI SERVICING ARRANGEMENT............................................................7
   Section 6.1       Servicing Arrangement..................................................7
   Section 6.2       Services Provided by Purchaser.........................................7
   Section 6.3       Servicing Arrangement Fees.............................................8
   Section 6.4       Termination of the Servicing Arrangement...............................8
   Section 6.5       No Authority...........................................................9

ARTICLE VII BOOKS AND RECORDS...............................................................9
   Section 7.1       Books and Records......................................................9

ARTICLE VIII NONCOMPETITION AND NONSOLICITATION............................................10
   Section 8.1       Noncompetition........................................................10
   Section 8.2       Nonsolicitation.......................................................10
   Section 8.3       Exclusivity...........................................................10

ARTICLE IX REPRESENTATIONS AND WARRANTIES OF THE SELLER....................................10
   Section 9.1       Organization and Good Standing........................................10
   Section 9.2       Authorization of Agreement............................................11
   Section 9.3       Governmental Authorization............................................11
   Section 9.4       Litigation............................................................11
   Section 9.5       Compliance with Laws..................................................11
   Section 9.6       Regulatory Filings....................................................11
   Section 9.7       Designated Contracts..................................................12
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
   Section 9.8       Books and Records.....................................................12
   Section 9.9       Solvency; Adequate Capitalization; Ability to Pay Debts...............12
   Section 9.10         Disclosure.........................................................12
   Section 9.11         No Other Representations or Warranties.............................12
   Section 9.12         Notices of Certain Events..........................................12
   Section 9.13         Execution of Documents.............................................13
   Section 9.14         Cooperation........................................................13

ARTICLE X REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..................................13
   Section 10.1         Organization and Good Standing.....................................13
   Section 10.2         Authorization of Agreement.........................................13
   Section 10.3         Governmental Authorization.........................................14
   Section 10.4         Litigation.........................................................14
   Section 10.5         Compliance with Laws...............................................14
   Section 10.6         Solvency; Adequate Capitalization; Ability to Pay Debts............14
   Section 10.7         Data Room..........................................................14
   Section 10.8         No Other Representations or Warranties.............................14
   Section 10.9         No Guaranteed Renewals.............................................14

ARTICLE XI COVENANTS OF THE SELLER.........................................................15
   Section 11.1         Employee Confidentiality...........................................15
   Section 11.2         Public Announcements...............................................15
   Section 11.3         Renewal Rights.....................................................15

ARTICLE XII COVENANTS OF THE PURCHASER.....................................................15
   Section 12.1         Public Announcements...............................................15
   Section 12.2         Permits; Regulatory Compliance.....................................15

ARTICLE XIII INDEMNIFICATION...............................................................16
   Section 13.1         Indemnification....................................................16
   Section 13.2         Procedures for Third Party Claims..................................17
   Section 13.3         Procedures for Direct Claims.......................................18
   Section 13.4         Exclusive Remedy...................................................18

ARTICLE XIV MISCELLANEOUS PROVISIONS.......................................................18
   Section 14.1         Entire Agreement...................................................18
   Section 14.2         Governing Law......................................................18
   Section 14.3         Specific Performance...............................................19
   Section 14.4         Expenses...........................................................19
   Section 14.5         Offset.............................................................19
   Section 14.6         Interpretation.....................................................19
   Section 14.7         Jurisdiction.......................................................19
   Section 14.8         Waiver of Jury Trial...............................................20
   Section 14.9         Notices............................................................20
   Section 14.10        Severability and Validity..........................................21
   Section 14.11        Assignment.........................................................21
   Section 14.12        Amendments.........................................................21
   Section 14.13        Counterparts.......................................................21
   Section 14.14        Further Assurances.................................................21
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                                LIST OF SCHEDULES

Schedule 1        Designated Contracts
Schedule 1.1      Excluded Contracts
Schedule 2        Seller's Employees
Schedule 3        List of In-Force and Expired Bond Business
Schedule 4        Purchaser's Services


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

                        RENEWAL RIGHTS PURCHASE AGREEMENT

            This RENEWAL RIGHTS PURCHASE AGREEMENT (together with any schedules and exhibits, the "Agreement"), dated as of October 1, 2004 (the "Effective Date"), is entered into by and between XL Reinsurance America Inc. an insurance company organized under the laws of the State of New York (together with its successors and permitted assigns, the "Seller") and Endurance Reinsurance Corporation of America, an insurance company organized under the laws of the State of New York (together with its successors and permitted assigns, the "Purchaser").

                                    RECITALS:

            WHEREAS, the Purchaser desires to acquire from the Seller and the Seller desires to sell to the Purchaser the right to renew the Designated Contracts constituting the Bond Business (as defined herein); and

            WHEREAS, in connection therewith, the Purchaser desires to offer employment to certain employees of the Seller and the Seller desires that such offers of employment be made accordingly and the Seller and the Purchaser desire to enter into a servicing arrangement to assist the Seller with the run-off of its in-force and expired Bond Business on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                       SALE AND PURCHASE OF RENEWAL RIGHTS

            Section 1.1 Sale and Purchase of Renewal Rights of Designated Contracts. As of the Effective Date, the Purchaser shall purchase and acquire from the Seller the Renewal Rights to the Designated Contracts. "Designated Contracts" shall mean only those surety reinsurance contracts designated as "Transferred Contracts" or "Shared Contracts" as set forth on Schedule 1 attached hereto and incorporated by reference herein. For the avoidance of doubt, "Designated Contracts" shall only include the contracts listed on
Schedule 1. The Seller agrees to cooperate with the Purchaser as reasonably requested by the Purchaser to assist the Purchaser in renewing the Designated Contracts.

            Section 1.2 Sale and Purchase of Renewal Rights of Transferred Contracts. As of the Effective Date, the Purchaser shall purchase and acquire from the Seller the exclusive Renewal Rights to the Transferred Contracts. "Transferred Contracts" shall mean only those surety reinsurance contracts designated as "Transferred Contracts" on Schedule 1 attached hereto.

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            Section 1.3 Sale and Purchase of Renewal Rights of Shared Contracts.
As of the Effective Date, the Purchaser shall purchase and acquire from the Seller the Renewal Rights to the Shared Contracts, subject to the following limitations:

                  (a) The Purchaser and the Seller shall each have the right to directly renew its Applicable Renewal Percentage with respect to any one or all of those contracts designated as Shared Contracts on Schedule 1 during the Renewal Period.

                  (b) Should the Purchaser or the Seller be unable for any reason to directly renew its Applicable Renewal Percentage with respect to any one or all of the Shared Contracts during the Renewal Period, the renewing party shall enter into a quota share reinsurance agreement with the non-renewing party by which the renewing party shall cede to the other its Applicable Renewal Percentage.

                  (c) Should the Seller elect not to renew its Applicable Renewal Percentage with respect to any one or all of the Shared Contracts during the Renewal Period, Seller shall have no obligation to either renew directly or quota share reinsure the Purchaser if it elects to renew directly. Any such affirmative election not to renew by the Seller shall not preclude the Purchaser from renewing its Applicable Renewal Percentage or any percentage that is greater than its Applicable Renewal Percentage.

                  (d) Any quota share reinsurance agreement referenced in sub-section (b) of this Section 1.3 shall provide that the reinsurer shall pay to the reinsured a ceding commission equal to the proportional share of the ceding commission and brokerage paid by the reinsured under such Shared Contract(s). The reinsurer under any such quota share reinsurance agreement shall secure its obligations thereunder in respect of unearned premium, outstanding loss and allocated loss adjustment expense and IBNR in the form of a trust account substantially meeting the requirements of New York Regulation 114 (except that trust assets may be invested in any permissible investments for domestic property and casualty insurers under the New York insurance laws) or letter of credit substantially meeting the requirements of New York Regulation 133, such form or forms of security shall be determined at the reinsurer's sole option.

            Section 1.4 Definitions. The following terms shall have the meanings set forth below:

            "Applicable Law" shall mean any applicable law, statute, regulation, rule, judgment or decree, principle of common law, equitable remedies enacted, promulgated, enforced or entered into by any court or governmental or regulatory agency or entity, domestic or foreign, applicable to the parties hereto or any of their respective businesses or assets, as may be amended from time to time.

            "Applicable Renewal Percentage" shall mean with respect to the Shared Contracts only the following percentages:

                                                       Purchaser         Seller
           Liberty Mutual Insurance Companies          20%               80%
           Surety Bonding Company of America           50%               50%
           Zurich American Insurance Company           50%               50%


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For purposes of the "Applicable Renewal Percentage," it is agreed that the
"Liberty Mutual Insurance Companies" shall not include the Paragon Surety Quota Share Agreement.

            "Bond Business" shall mean surety reinsurance contracts, treaties, certificates, binders, slips and other agreements of reinsurance (including all ancillary agreements in connection therewith) that are entered into or that provide reinsurance coverage for surety business, whether proportional or excess of loss, by the Seller or any of its subsidiaries acting under the direction and at the request of Seller.

            "Renewal Period" shall mean the period commencing on the Effective Date and ending after the second annual renewal period thereof.

            "Renewal Rights" shall mean the Seller's rights to (i) renew the Designated Contracts upon the expiration, anniversary date or cancellation thereof (subject to the Purchaser's underwriting and pricing guidelines, the terms and conditions of their reinsurance contract forms and their other requirements); (ii) solicit renewals of and replacement coverages for the Designated Contracts; (iii) replicate and use the products and contracts forms used in the Bond Business; and (iv) the Books and Records (as defined herein). Renewal Rights shall expressly not apply to any contract of surety reinsurance entered into by the Purchaser which has a substantially different structure or scope of coverage than a Designated Contract.

            Section 1.5 Excluded Contracts. As of the Effective Date, the Seller shall retain the Renewal Rights to the Excluded Contracts and shall retain all liabilities and obligations arising under or relating to the Excluded Contracts and the contracts in-force as of the Effective Date and listed on Schedule 3 ("In-Force Contracts") and their predecessor contracts, whether during the term of said contracts or thereafter. "Excluded Contracts" shall only include the contracts listed on Schedule 1.1.

                                   ARTICLE II

                               PAYMENT OBLIGATIONS

            Section 2.1 Consideration. The consideration to be paid by the Purchaser to the Seller under this Agreement shall be the Renewal Commission on the Transferred Contracts for each of the two annual renewal periods following the Effective Date. The Renewal Commission shall apply only to the Transferred Contracts and shall be equal to 5% of the lesser of: (i) 125% of the Seller's Expiring Gross Written Premium on the Transferred Contracts; or (ii) 100% of the Purchaser's Gross Written Premium on the successfully renewed Transferred Contracts for each of the two annual Renewal Periods following the Effective Date. The Renewal Commission shall be paid by the Purchaser to the Seller on a quarterly-in-arrears basis within 10 days of each quarter end, commencing with the first quarter after the Effective Date. The Renewal Commission payable on each quarterly statement will be with respect to the premium due the


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Purchaser from the Purchaser's reinsured or policyholder, as the case may be, and the Premium actually paid by Seller to Purchaser (with respect to the Fronted Transferred Reinsurance Contracts and the Fronted Transferred Policies) for each successfully renewed Transfer Contract for that quarter. For the avoidance of doubt, the Purchaser shall not be liable to the Seller for any renewal commission on the Shared Contracts.

            "Seller's Expiring Gross Written Premium" shall mean the gross amount of the premium, less any return or cancellation premiums, actually received by the Seller on the Transferred Contracts for the 12 month period preceding the renewal of all such Transferred Contracts by the Purchaser.

            "Purchaser's Gross Written Premium" shall mean with respect to the successful renewal of the Transferred Contracts by the Purchaser for each of the two annual renewal periods following the Effective Date, the gross amount of the premium actually received by the Purchaser, less any return or cancellation premiums.

                                   ARTICLE III

                                    FRONTING

            Section 3.1 U.S. Treasury Listing.

                  (a) As of the Effective Date and with respect to only those Transferred Contracts which require that the reinsurer be an approved U.S Treasury listed reinsurer, the Purchaser shall have the authority during the Renewal Period to require that the Seller renew such Transferred Contracts as reinsurer, subject to Applicable Law ("Fronted Transferred Reinsurance Contracts"). Any such Fronted Transferred Reinsurance Contract shall be 100% reinsured by the Purchaser under the quota share reinsurance agreement attached hereto as Exhibit 1 (the "Quota Share Reinsurance Agreement") and shall be considered a successfully renewed Transferred Contract for which the Purchaser shall pay the Seller a fronting fee of two percent (2%) of the Gross Written Premium actually received by the Seller under said reinsurance agreement. Such Fronted Transferred Reinsurance Contracts shall also be subject to the applicable Renewal Commission.

            "Gross Written Premium" shall mean with respect to the renewal of the Fronted Transferred Reinsurance Contracts by the Purchaser, the gross amount of the premium actually received by the Seller under the Quota Share Reinsurance Agreement, less any return or cancellation premiums.

                  (b) As of the Effective Date and with respect to only those Transferred Contracts which require that the primary insurance policies being reinsured hereunder be issued by an approved U.S. Treasury listed insurer, the Seller shall, only during the Renewal Period, arrange for the issuance of such primary insurance policies by using any of its primary insurance subsidiaries which are approved by the U.S Treasury to write surety bonds for the federal government and such policies shall be reinsured by the Purchaser under the Quota Share Reinsurance Agreement ("Fronted Transferred


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Policies"). Purchaser shall pay the Seller a fronting fee of four percent (4%)
of the Gross Written Premium received by the Seller's primary insurance subsidiary that issued the Fronted Transferred Policy being reinsured by Purchaser under the Quota Share Reinsurance Agreement, which shall be considered a successfully renewed Fronted Transferred Contract. Such Fronted Transferred Policy shall also be subject to the applicable Renewal Commission.

            "Gross Written Premium" shall mean with respect to the Fronted Transferred Policy, the gross amount of the premium actually received by the Seller's primary insurance subsidiary issuing the said policy, less any return or cancellation premiums.

                                   ARTICLE IV

                                    PERSONNEL

            Section 4.1 Employees.

                  (a) Prior to the Effective Date, the Purchaser has extended written offers of employment to each of the employees of the Seller listed on
Schedule 2 hereto at a salary not less than any such employees' current salary and subject to such other reasonable terms and conditions which the Purchaser deems appropriate. Each employee accepting the Purchaser's offer of employment shall be eligible to participate in the employee benefit plans of the Purchaser, subject to the terms of such plans (individually or collectively the "Transferred Employees). In no event shall the Purchaser be required to extend, modify or change its compensation, benefits or other terms and conditions of employment with regard to the Transferred Employees to account for the previous time any such employee(s) was employed by the Seller.

                  (b) The Seller shall retain all liabilities, obligations and duties of any nature whatsoever related to the Transferred Employees which arise under, are related to or are incurred prior to the Effective Date. The Seller shall be solely and exclusively responsible for the payment of any wages, severance, if any, and other benefits accrued by the Transferred Employees through the effective date of their termination of employment with the Seller.

                  (c) In the event that the Transferred Employees terminate their employment with the Purchaser for any reason during the Renewal Period, the Seller and its subsidiaries, but only to the extent such subsidiary is acting under the direction and at the request of the Seller, shall be prohibited from rehiring such Transferred Employees for one year thereafter. It is expressly agreed that the foregoing limitation shall only apply to the Seller and its subsidiaries acting under the direction and at the request of Seller and not to the Seller's parent company or its affiliates. For the avoidance of doubt, the Seller's parent or its affiliates shall expressly exclude the Seller and its subsidiaries acting under the direction and at the request of the Seller.


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                                   ARTICLE V

                                PROFIT COMMISSION

            Section 5.1 Profit Commission. The Seller shall pay to the Purchaser a profit commission (the "Profit Commission") on the underwriting performance of the In-Force Contracts if the liabilities and obligations under those In-Force Contracts through the effective dates of their expiration, termination or first anniversary after the Effective Date and the full and final termination of all losses, liabilities directly associated with those In-Force Contracts (the "Run-Off Period") results in an Underwriting Ratio to the Seller equal to or less than 85%; provided, however, no such Profit Commission shall be due or payable with respect to Purchaser's percentage of Shared Contracts that are in-force as of the Effective Date.

            For purposes of the Profit Commission calculation, to be calculated from the books and records of Seller, Underwriting Ratio shall mean an amount equal to the sum of: (i) the Loss and Allocated Loss Adjustment Expense Ratio; plus (ii) the Acquisition Cost Ratio (to include ceding commissions and brokerage, but excluding internal expenses).

            Underwriting Income shall be calculated as follows:

            1.    Premium earned during the Run-Off Period; less

            2. Losses Incurred, including reasonable IBNR, as carried on the Seller's books and records, during the Run-Off Period; less

            3. Allocated Loss Adjustment Expenses Incurred during the Run-Off Period; less

            4. Acquisition costs incurred during the Run-Off Period, such acquisition costs to include the earned portion of ceding commissions and brokerage but excluding internal expenses; less

            5. Allowance for the Seller's expenses during the Run-Off Period equal to 15% of Premium earned during the Run-Off Period.

            In no event shall Underwriting Income include the Seller's investment income.

            Subject to the Provisions of Section 5.3 hereof, the Seller shall then pay to the Purchaser a profit commission equal to 25% of the Underwriting Income derived from the calculation set forth above.


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            Section 5.2 Profit Commission Adjustments. The first calculation of the Profit Commission shall be made by the Seller as of December 31, 2007 and adjustments, if any, shall be calculated annually thereafter until all premiums, ceding commissions, brokerage, losses and allocated loss adjustment expenses related to the Run-Off Period have been fully and finally settled. Subsequent profit commission calculations shall be performed by the Seller within 90 days of the adjustment dates and confirmed by the Purchaser within 30 days thereafter. Any amount due either party shall be paid within 120 days of the adjustment dates.

            Section 5.3 Profit Commission Cap. In no event shall the Seller be liable to the Purchaser for aggregate Profit Commission payments of more than $500,000.

            Section 5.4 Profit Commission Disputes. In the event the Seller and the Purchaser cannot agree as to the calculation of the Profit Commission, such dispute shall be resolved by a neutral and disinterested third party accountant mutually agreeable to the parties within 45 days of the submission of the dispute to the third party accountant. The Seller and the Purchaser shall submit to such third party accountant whatever materials and information the Seller and the Purchaser deem necessary and reasonable to resolve the dispute, including the profit commission calculation each one has made. The Seller and the Purchaser shall simultaneously provide to the other a copy of such information and materials being submitted to the third party accountant. The third party accountant's calculation shall not exceed or be less than the amount thereof calculated by either party hereto and shall be final and binding on the Seller. In resolving any such dispute, the parties hereto shall share equally the fees, costs and expenses of the third party accountant.

            Section 5.5 Appointment of Third Party Accountant. If the parties cannot agree on a third party accountant, each party shall submit two names of independent third party accountants to the other. If a third party accountant appears on both lists, it shall be automatically selected. Otherwise, each party shall strike one name from the other party's list and the final choice shall be made by drawing lots.

                                   ARTICLE VI

                              SERVICING ARRANGEMENT

            Section 6.1 Servicing Arrangement. The Seller and the Purchaser agree that the Purchaser shall assist the Seller with the administration of the liabilities and obligations related to the Seller's In-Force Contracts and those contracts which have expired or been terminated prior to the Effective Date ("Expired Bond Business"). For the avoidance of doubt, the Seller's In-Force Contracts and Expired Bond Business shall not include the Transferred Contracts, the Fronted Transferred Reinsurance Contracts, the Fronted Transferred Policies and the Shared Contracts that are successfully written or renewed by the Purchaser.

            Section 6.2 Services Provided by Purchaser. The Purchaser will provide the services described in Schedule 4.


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            Section 6.3 Servicing Arrangement Fees.

                  (a) The Seller shall pay to the Purchaser the following servicing fees:

            1. 75% of the total of all Transferred Employees' base salary and benefits for the first ninety (90) day period commencing on the Effective Date (day 1 through 90); plus

            2. 50% of the total of all Transferred Employees' base salary and benefits for the second ninety (90) day period commencing on the Effective Date (day 91 through 180); plus

            3. 25% of the total of all Transferred Employees' base salary and benefits for the third ninety (90) day period commencing on the Effective Date (day 181 through 270); plus

            4. 10% of the total of all Transferred Employees base salary and benefits for the remaining period thereafter, until this service arrangement is either terminated or expires, as set forth below; plus

            5. All reasonable out-of-pocket expenses incurred by the Transferred Employees which are directly related to the provision of the services set forth in Schedule 4.

                  (b) Such servicing fees shall be payable to the Purchaser on a monthly basis commencing November 1, 2004.

            Section 6.4 Termination of the Servicing Arrangement.

                  (a) The servicing arrangements and obligations contemplated herein shall expire on December 31, 2005. Notwithstanding the foregoing, the Seller shall have the right to terminate such servicing arrangements at any time prior to December 31, 2005 upon 90 days prior written notice to the Purchaser.

                  (b) If the Seller shall request an extension of the servicing arrangement beyond December 31, 2005 or shall request the reinstatement of the servicing arrangement after December 31, 2005, the Purchaser shall provide such services on such terms and at such hourly rates as are agreed between the parties, including the right to receive reimbursement from the Seller for reasonable out-of-pocket expenses directly related to the provision of the services as set forth in Schedule 4 or any amendment thereof. Services provided under this paragraph (b) of this Section 6.3 shall not exceed 20 hours during any calendar month, unless agreed in writing by the Purchaser. Notwithstanding any other provisions of this Agreement to the contrary, in no


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event shall the Purchaser have any further obligations under or related to the servicing arrangement as of December 31, 2008.

            Section 6.5 No Authority. The Seller agrees that while personnel of the Purchaser shall provide the servicing arrangements described herein and in
Schedule 4 hereof, no employee of the Purchaser shall have authority to decide any matter on behalf of the Seller, or bind the Seller to any obligation involving a third party, nor shall such employees of the Purchaser be represented to have such authority, either implicitly or explicitly, in any communications between the Seller and third parties. Additionally, the servicing arrangements provided herein shall be solely for the benefit of the Seller, and employees of the Purchaser shall not be required to attend or participate in meetings or other functions (including but not limited to broker meetings) with persons other than employees of the Seller, unless such attendance is for the specific purpose of testifying as a witness in a deposition, an arbitration hearing, or court proceeding involving the In-Force Contracts or Expired Bond Business.

                                  ARTICLE VII

                                BOOKS AND RECORDS

            Section 7.1 Books and Records. As of the Effective Date, the Seller shall deliver to the Purchaser as soon as practicable but in no event later than 15 days after the Effective Date copies or originals of all books and records in its possession and in the possession of its subsidiaries that relate to the Designated Contracts, including any Fronted Transferred Reinsurance Contracts or Fronted Transferred Policies. Such books and records shall include complete copies of all underwriting files for the Transferred, Fronted Transferred Reinsurance Contracts, Fronted Transferred Policies and Shared Contracts and copies of all slips, contracts, treaties, covernotes and binders relating thereto. The Seller shall provide the Purchaser with reasonable access during normal business hours upon reasonable notice by Purchaser to all historical underwriting, actuarial and claims information, whether in print or in electronic form, that relate solely to Designated Contracts. To the extent that the Purchaser seeks reasonable access to any claims information referenced in the foregoing sentence that is subject to the attorney-client privilege, the Seller and the Purchaser shall cooperate with one another to provide the Purchaser with such information to the extent that such disclosure by Seller does not waive the attorney-client privilege. The Seller shall also provide to the Purchaser all current underwriting and pricing models relating to the Designated Contracts, including any Fronted Transferred Reinsurance Contracts, but only to the extent that such underwriting and pricing models are independent from the Seller's core reinsurance pricing models and from third party proprietary software (the "Books and Records"). The Seller shall also provide the Purchaser with reasonable access during normal business hours upon reasonable notice by Purchaser to the Books and Records in the Seller's possession, including any materials that constitute Books and Records that are created or otherwise come into the Seller's possession after the Effective Date.


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                                  ARTICLE VIII

                       NONCOMPETITION AND NONSOLICITATION

            Section 8.1 Noncompetition. Except for the Excluded Contracts, the Shared Contracts and any Fronted Transferred Reinsurance Contracts and Fronted Transferred Policies, the Seller and its subsidiaries acting under the direction or at the request of Seller shall not, and shall not assist or encourage any other person to, write surety reinsurance or transact Bond Business nor operate as a managing general agent or managing general underwriter for surety reinsurance or Bond Business, whether through reinsurance intermediaries or directly from a ceding insurer, during the Renewal Period. It is explicitly agreed that this Section 8.1 shall not apply to: (a) incidental surety or bond exposures that might be included in a multi-line reinsurance transaction written by the Seller; and (b) surety insurance (including incidental surety reinsurance) business written independent of and not under the direction or at the request of Seller by Seller's subsidiaries or its parent and its parent's affiliates.

            Section 8.2 Nonsolicitation. The Purchaser shall not solicit the percentage participations of the Seller with regard to the Excluded and Shared Contracts during the Renewal Period. Notwithstanding the foregoing and subject to Section 1.3(c) herein, the Purchaser may solicit the Seller's percentage participation in any one or all of the Shared Contracts only in the event that the Seller affirmatively elects not to renew its Applicable Renewal Percentage.

            Section 8.3 Exclusivity. The Seller agrees that the intent of this Agreement is to convey to the Purchaser on an exclusive basis all the Seller's rights, title and interest in the Renewal Rights and all information of the Seller relating thereto and to the Bond Business. The Seller shall not retain any Renewal Rights and shall not sell, assign, transfer or facilitate the transfer of the Excluded and Shared Contracts to any third party other than the Purchaser. Subject to Applicable Law, the Seller further agrees that the intent of this Agreement is to convey to the Purchaser all right, title and interest in the Seller's Books and Records relating to the Designated Contracts, including any Fronted Transferred Reinsurance Contracts and Fronted Transferred Policies, and the Bond Business.

                                   ARTICLE IX

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

            The Seller hereby represents and warrants to the Purchaser as of the Effective Date the following:

            Section 9.1 Organization and Good Standing. The Seller (i) is an organization duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, (iii) has all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

            Section 9.2 Authorization of Agreement. The Seller has the requisite corporate authority to execute and deliver this Agreement and the Quota Share Reinsurance Agreement and to perform fully its obligations hereunder. The execution, delivery and performance by the Seller of this Agreement has been duly authorized by all necessary corporate action on the part of such Seller. This Agreement constitutes valid and legally binding obligations of such Seller and is enforceable against such Seller in accordance with its terms.

            Section 9.3 Governmental Authorization. The execution, delivery and performance by the Seller of this Agreement and the Quota Share Reinsurance Agreement requires no action by, or filing with, any governmental body on the part of such Seller or any subsidiary thereof.

            Section 9.4 Litigation. There are no actions, suits, arbitrations, investigations, judgments or proceedings pending before any arbitrator or any governmental body or, to the knowledge of the Seller, threatened which seek to enjoin or obtain monetary damages in respect of this Renewal Rights Purchase Agreement, except as would not reasonably be expected to materially impair the Seller's ability to execute said Agreement.

            Section 9.5 Compliance with Laws. The Seller has not received any notice from any governmental body alleging any material violation of any Applicable Law in the conduct of the Bond Business or directing the Seller to take any remedial action with respect to Applicable Law with respect to such Bond Business. To the Seller's knowledge, there are presently no existing circumstances that could reasonably be expected to result in any material violation of any Applicable Law with regard to the Bond Business.

            Section 9.6 Regulatory Filings.

                  (a) The Bond Business is being conducted in compliance in all material respects with all Applicable Law, including all insurance laws, ordinances, rules, regulations, decrees and orders of any government body.

                  (b) The Seller has all licenses and governmental approvals necessary to the conduct of the Bond Business as it is currently conducted in each jurisdiction which require such licenses and governmental approvals and will continue such licenses and governmental approvals in effect during the Renewal Period. The Bond Business has been and is being conducted in compliance, in all material respects, with all such licenses and governmental approvals. All such licenses and governmental approvals are in full force and effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, modification, suspension or restriction of any such license or governmental approval. The Seller is not operating under any agreement or understanding with the regulatory authority of any state or jurisdiction which requires the Seller to take, or refrain from taking, any action relating to the conduct of the Bond Business otherwise permitted by Applicable Law.

            Section 9.7 Designated Contracts.

                  (a) All Designated and Excluded Contracts are valid, binding, enforceable and in full force and effect and the Seller is not in material breach of any provision thereof and, to the knowledge of the Seller, no other party to such Designated Contracts is in breach or has threatened breach of any provision thereof. . None of the Designated Contracts has previously been voided or commuted prior to the Effective Date hereof and neither the Seller nor any reinsured under any Designated Contract prior to the Effective Date hereof has given any written notice of termination, commutation, voidance or cancellation (other than cancellation notices in the ordinary course of business consistent with past practice) or, to the knowledge of the Seller, has threatened termination, commutation, voidance or cancellation (other than cancellation notices issued in the ordinary course of business consistent with past practice) with respect to any such Designated Contracts, and there is no dispute under any Designated Contract between the parties thereto regarding the liability for any claim against the Seller by the reinsureds other than in the ordinary course of business.

            Section 9.8 Books and Records. The Books and Records have been maintained in all material respects in accordance with Applicable Law and the Seller's customary business practices with respect to the Bond Business and are used by the Seller in the operation of said Bond Business.

            Section 9.9 Solvency; Adequate Capitalization; Ability to Pay Debts. The Seller is, and prior to and after giving effect to the consummation of this Agreement to be executed by such Seller will be, solvent. The Seller is not subject to any supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or investigation or inquiry which is reasonably likely to result in any such proceeding.

            Section 9.10 Disclosure. The Seller will make available to the Purchaser the true and correct copies of the Designated Contracts and the underwriting files (including any actuarial analysis) and the claims files relating to the Designated Contracts and will provide all of the foregoing pursuant to Section 7.1. The Seller, upon request by the Purchaser, will provide to the Purchaser access to all print-outs of all electronic mail included in the underwriting files and the claims files relating to the Designated Contracts.

            Section 9.11 No Other Representations or Warranties. The Seller agrees that except for the express representations and warranties of the Purchaser contained in this Agreement, the Purchaser is not making or has not made any other representation or warranty, express or implied, in connection with this Agreement.

            Section 9.12 Notices of Certain Events. The Seller shall promptly notify the Purchaser and obtain copies for the Purchaser of:

                  (a) any notice or other communication received from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication received relating to the transactions contemplated by this Agreement and any other significant notices or other communications from any governmental body that would adversely affect the Purchaser or its interests with respect to the Designated Contracts; and

                  (c) any actions, suits, claims, investigations or proceedings commenced (or any notices thereof) or, to the Seller's knowledge, threatened against the Seller that relates to the Bond Business (other than claims by reinsureds arising under the Designated Contracts or claims arising under Excluded Contracts), or that relates to the consummation of a transaction contemplated by this Agreement.

            Section 9.13 Execution of Documents. The Sellers will use its best efforts to obtain execution of all unsigned contracts, cover slips and other instruments relating to the Designated Contracts and deliver the executed copies to the Purchaser as soon as practicable following the date hereof.

            Section 9.14 Cooperation. As of the Effective Date, the Seller shall cooperate, to the fullest extent practicable, with the Purchaser (i) in the defense of any litigation or arbitration arising out of the Designated Contracts that are successfully renewed, (ii) in fulfilling such other reasonable requests as may be made by the Purchaser in connection with the Bond Business and (iii) in assisting the Purchaser in writing the Designated Contracts.

                                   ARTICLE X

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser hereby represents and warrants to the Seller as of the Effective Date the following:

            Section 10.1 Organization and Good Standing. The Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and (iii) has all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

            Section 10.2 Authorization of Agreement. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the Quota Share Reinsurance Agreement and to perform fully its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement to be executed by the Purchaser constitutes valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

            Section 10.3 Governmental Authorization. The execution, delivery and performance by the Purchaser of this Agreement and Quota Share Reinsurance Agreement requires no action by, or filing with, any governmental body on the part of the Purchaser.

            Section 10.4 Litigation. There are no actions, suits, arbitrations, investigations, judgments or proceedings pending before any arbitrator or governmental body or, to the knowledge of the Purchaser, threatened which seek to enjoin or obtain monetary damages in respect of, the Agreement, or which would reasonably be expected to materially impair the Purchaser's ability to execute the Agreement.

            Section 10.5 Compliance with Laws. The Purchaser has not received any notice from any governmental body alleging any material violation of any Applicable Law in the conduct of its surety reinsurance or insurance business ("Purchaser's Bond Business") or directing the Purchaser to take any remedial action with respect to Applicable Law with respect to Purchaser's Bond Business. To the Purchaser's knowledge, there are presently no existing circumstances that could reasonably be expected to result in any material violation of any Applicable Law with regard to Purchaser's Bond Business.

            Section 10.6 Solvency; Adequate Capitalization; Ability to Pay Debts. The Purchaser is, and prior to and after giving effect to the consummation of this Agreement will be solvent. The Purchaser is not subject to any supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or investigation or inquiry which is reasonably likely to result in any such proceeding.

            Section 10.7 Data Room. The Purchaser has been allowed the opportunity to (i) visit the Sellers' offices and inspect and review the documents and information contained therein relating to the Bond Business, and
(ii) interview the Sellers' management and discuss the Bond Business with the Sellers' management.

            Section 10.8 No Other Representations or Warranties. The Purchaser has performed its own investigation, analysis and assessment of the Designated Contracts and the Bond Business being transferred and the Purchase agrees that, except for the express representations and warranties of the Sellers contained in this Agreement, the Seller has not made or is making any other representation or warranty, express or implied, in connection with this Agreement, or any aspect of this transaction.

            Section 10.9 No Guaranteed Renewals. The Purchaser agrees that (i) the Seller has no power or ability to require any reinsured or any broker or agent to renew any Designated Contract or any insurance coverage provided thereunder, upon expiration or otherwise and (ii) the Purchaser has not made any representation or warranty or any other promise about the amount, if any, of the Designated Contracts that the Purchaser will write.

                                   ARTICLE XI

                             COVENANTS OF THE SELLER

            Section 11.1 Employee Confidentiality. For a period of three (3) years after the Effective Date, the Seller shall use commercially reasonable efforts to cause their employees and agents not to use any confidential or proprietary information of the Bond Business (including rating methodology, customer identities and customer performance) in any manner inconsistent with the intent of this Agreement or to assist another person to compete with the Purchaser with respect to the Designated Contracts. The Seller shall use reasonable best efforts to enforce any provisions relating to confidentiality, nonsolicitation and noncompetition with respect to the Bond Business with their current and former employees who are not Transferred Employees that comes to the attention of Seller.

            Section 11.2 Public Announcements. Except as may be required by Applicable Law or the rules of any stock exchange, the Seller shall not issue any press release or, except as otherwise provided herein, make any public statement with respect to this Agreement or the transactions contemplated thereby without the Purchaser's prior written consent to the text thereof (which shall not be unreasonably withheld, conditioned or delayed).

            Section 11.3 Renewal Rights. The Seller shall use reasonable best efforts on and after the Effective Date to assist the Purchaser in renewing the Designated Contracts with each of the reinsureds upon cancellation, anniversary or expiration of the Designated Contracts. The Seller shall furnish any additional information as may be reasonably requested by the Purchaser to exercise its Renewal Rights. The parties further agree that the decision to write or renew any Designated Contracts is at the sole discretion of the Purchaser, and that nothing in this Agreement creates an obligation in any way on the part of the Purchaser to renew any such Designated Contract. In cooperation with the Purchaser, the Seller shall use reasonable best efforts to ensure that the reinsureds, reinsurance intermediaries and other persons relating to the Designated Contracts are notified concerning the transactions contemplated hereby to the extent requested by the Purchaser to facilitate the Purchaser's exercise of the Renewal Rights.

                                  ARTICLE XII

                           COVENANTS OF THE PURCHASER

            Section 12.1 Public Announcements. Except as may be required by Applicable Law or the rules of any stock exchange, the Purchaser shall not issue any press release or, except as otherwise provided herein, make any public statement with respect to this Agreement or the transaction contemplated thereby without the Seller's prior written consent to the text thereof (which shall not be unreasonably withheld conditioned or delayed).

            Section 12.2 Permits; Regulatory Compliance.

                  (a) Purchaser will use commercially reasonable efforts to obtain all approvals, authorizations, consents, registrations, franchises, licenses, permits, U.S. Treasury listing as an insurer and reinsurer, or certificates by any Governmental Entity ("Permits") necessary to enable them to write the insurance policies or bonds and reinsurance contracts contemplated by this Agreement as soon as practicable after the date hereof.

                  (b) Purchaser will comply in all material respects with all Applicable Laws relating to its conduct in performing its obligations and exercising its Renewal Rights under this Agreement.

                                  ARTICLE XIII

                                 INDEMNIFICATION

            Section 13.1 Indemnification.

                  (a) The Seller hereby indemnifies the Purchaser and its affiliates ("Purchaser's Indemnified Parties") against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including reasonable attorney's fees and other expenses of investigation and reasonable attorney's fees and other expenses in connection with any action, suit or proceeding) ("Damages"), incurred or suffered by the Purchaser's Indemnified Parties arising out of (i) any misrepresentation or breach of any warranty made by the Seller under the Agreement, (ii) any breach of any covenant or agreement to be performed by the Seller pursuant to the Agreement, (iii) any and all liabilities arising out of contracts of the Seller (other than the Fronted Transferred Reinsurance Contracts and Fronted Transferred Policies), or (iv) except for the Purchaser's gross negligence, any and all liabilities arising out of the servicing arrangement set forth in Article VI of the Agreement.

                  (b) The Purchaser hereby indemnifies the Seller and its affiliates ("Seller's Indemnified Parties") against and agrees to hold each of them harmless from any and all Damages incurred or suffered by the Seller's Indemnified Parties arising out of (i) any misrepresentation or breach of any warranty made by the Purchaser under the Agreement, (ii) any breach of any covenant or agreement to be performed by the Purchaser pursuant to the Agreement, (iii) any and all liabilities arising out of the Purchaser's renewals of the Designated Contracts, or (iv) any and all liabilities incurred by the Seller arising out of the Purchaser's gross negligence in servicing the Seller's In-Force Contracts and Expired Bond Business as set forth in Article VI of the Agreement.

                  (c) Required payments by any Indemnifying Party (as hereinafter defined) pursuant to this Article XIII shall be limited to the amount of any Damage that remains after deducting therefrom (i) any insurance proceeds recovered by any Indemnified Party and (ii) any indemnity, contribution or other similar payment recovered by any Indemnified Party from any third party, in each case with respect to such Damages. The Indemnified Party shall use commercially reasonably efforts to collect all such insurance proceeds and indemnity, contribution or other similar payments, but the Indemnified Party shall not be required to receive such insurance proceeds prior to obtaining indemnification against the Indemnifying Party under this Article XIII. In the event of a recovery referred to above after the Indemnifying Party shall have paid any Damages, the Indemnified Party shall pay the amount of such recovery to the Indemnified Party.

            Section 13.2 Procedures for Third Party Claims.

                  (a) The party seeking indemnification under Section 13.1 (the "Purchaser's Indemnified Parties" or "Seller's Indemnified Parties", generically the "Indemnified Parties") agrees to deliver prompt notice (in accordance with
Section 14.9) to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 13.1 (the "Third Party Claims"). Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve any Indemnifying Party from any liability which it may have to such Indemnified Party with respect to any claim made pursuant to this Section 13.2, except to the extent such failure shall actually and materially prejudice an Indemnifying Party.

                  (b) Upon receipt of notice from the Indemnified Party pursuant to Section 13.2(a), the Indemnifying Party will have the right to (and will, if requested by the Indemnified Party), subject to the provisions of Section 13.2(c), assume the defense and control of such Third Party Claims. In the event the Indemnifying Party assumes the defense of a Third Party Claim, (i) the Indemnifying Party shall not be liable for any legal expenses subsequently incurred by the Indemnified Party and (ii) the Indemnified Party shall have the right but not the obligation to participate in the defense of such Third Party Claims with their own counsel and at their own expense and the Indemnifying Party will cooperate with the Indemnified Party. Any election by an Indemnifying Party not to assume the defense of a Third Party Claim must be received by the Indemnified Party not more than 10 business days after receipt of the Indemnified Party's notice delivered pursuant to Section 13.2(a). If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnifying Party shall select counsel, and consultants of recognized standing and competence after consultation with the Indemnified Party; shall take all steps necessary in the defense or settlement of such Third Party Claims; and shall at all times diligently and promptly pursue the resolution of such Third Party Claims. The Indemnified Party shall, and shall cause each of their Affiliates and representatives to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim defended by the Indemnifying Party.

                  (c) The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim as to which the Indemnifying Party shall have assumed the defense in accordance with the terms of Section 13.2(b), without the consent of any Indemnified Party, but only to the extent that such settlement or entry of judgment (i) provides solely for the payment of money by the Indemnifying Party and (ii) provides a complete release of any Indemnified Party potentially affected by such Third Party Claim from all matters that were or could have been asserted in connection with such claims. Except as provided in the foregoing sentence, settlement or consent to entry of judgment shall require the prior approval of the Indemnified Party, such approval not to be unreasonably withheld, conditioned or delayed. If the Indemnifying Party shall not have assumed the defense of a Third Party Claim, the Indemnified Party shall not consent to any settlement of, or the entry of any judgment arising from, such Third Party Claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed. For purposes of this subparagraph, "consent to entry of judgment" shall be read to encompass failure by the Indemnifying Party to finally pursue and perfect any rights of appeal, including discretionary appellate review in the nature of certiorari petition or otherwise.

            Section 13.3 Procedures for Direct Claims. In the event any Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver prompt notice of such claim to the Indemnifying Party. Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 13.3, it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty.

            Section 13.4 Exclusive Remedy. The parties hereto expressly acknowledge that (i) the provisions of this Article XIII shall be the sole and exclusive remedy at law or in equity for Damages arising out of this Agreement and (ii) no Indemnifying Party shall be liable for consequential, punitive or treble Damages except to the extent actually paid to a third party by an Indemnified Party and covered by their obligation to indemnify.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

            Section 14.1 Entire Agreement. This Agreement and the Quota Share Reinsurance Agreement, including all Schedules attached hereto and thereto constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supercedes all prior agreements and understandings between the parties with respect to such subject matters, including the Letter dated September 17, 2004, by and between the Seller and the Purchaser.

            Section 14.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

            Section 14.3 Specific Performance. It is agreed that either party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy or remedies, whether at law or in equity, to which such party is or may be entitled hereunder or otherwise.

            Section 14.4 Expenses. Except as otherwise specifically provided herein, each of the parties hereto shall bear its own expenses (including, without limitation, fees and disbursements of its counsel, accountants and other experts) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement.

            Section 14.5 Offset. Any debts or credits incurred on and after the Effective Date in favor of or against a Seller, on the one hand, or the Purchaser, on the other hand, with respect to this Agreement or the Quota Share Reinsurance Agreement or are deemed mutual debts or credits, as the case may be, and shall be set off, only the balance shall be allowed or paid.

            Section 14.6 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            Section 14.7 Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the City of New York (each, a "New York Court") for purposes of enforcing this Agreement. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided that nothing set forth in this sentence shall prohibit any party from removing any matter from one New York Court to another New York Court. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. The parties agree that any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered, sent or mailed in accordance with Section 14.9 of this Agreement, constitute good, proper and sufficient service thereof.

            Section 14.8 Waiver of Jury Trial. Each of the parties hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

            Section 14.9 Notices. All notices, requests, claims, demands and other communications to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission (which is confirmed) or sent by overnight courier (providing proof of delivery) or by registered or certified mail (postage prepaid, return receipt requested), to the other parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) If to the Seller, to:

                          XL Reinsurance America Inc.
                          Seaview House
                          70 Seaview Avenue
                          Stamford CT 06902-6040
                          Attention: Mr. James H. Veghte
                                     President & CEO
                          Telephone: (203) 964-3857

                          With copy to:

                          Attention: General Counsel
                          Telephone: (203) 964-5251

                  (b) If to the Purchaser, to:

                          Endurance Reinsurance Corporation of America
                          333 Westchester Ave.
                          White Plains, NY 10604
                          Attention: Emily Canelo, Esq.
                          Telephone: (914) 486-8000
                          Facsimile: (914) 997-0331

                          With a concurrent copy, which shall not
                          constitute notice, to:

                          Skadden, Arps, Slate, Meagher & Flom LLP
                          Four Times Square
                          New York, New York 10036-6522
                          Attention: Robert J. Sullivan, Esq.
                          Telephone: (212) 735-3000
                          Facsimile: (212) 735-2000

            Section 14.10 Severability and Validity. The provisions set forth in this Agreement are severable. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any jurisdiction or against its regulatory or public policy, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby and shall remain valid and enforceable in such jurisdiction, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any term, provision, covenant or restriction is invalid, void or unenforceable or against the regulatory or public policy of the governing jurisdiction, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

            Section 14.11 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party to this Agreement (in whole or in part, voluntary or involuntary, by operation of law or otherwise, other than by operation of law in a merger, consolidation, amalgamation or scheme of arrangement) without the prior written consent of the other parties hereto.

            Section 14.12 Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            Section 14.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered to the other party hereto.

            Section 14.14 Further Assurances.

                  (a) On and after the date hereof, the Seller (as reasonably requested from time to time by the Purchaser) shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions of this Agreement.

                  (b) On and after the date hereof, the Purchaser (as reasonably requested from time to time by the Seller) shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Renewal Rights Purchase Agreement as of the date and year first above written.

                                        XL REINSURANCE AMERICA INC.

                                        By:
                                            ----------------------------------
                                              Name:
                                              Title:


                                        ENDURANCE REINSURANCE
                                        CORPORATION OF AMERICA

                                        By:
                                            ----------------------------------
                                              Name:
                                              Title: